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CUSIP No. 904761996                13G                 Page 7 of 9 Pages




                            EXHIBIT 1 TO SCHEDULE 13G



                                February 11, 1997




                  MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO. INCORPORATED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.




                  MORGAN STANLEY GROUP INC.


      BY:       /s/ Edward J. Johnsen
               ----------------------------------------------------------------
                    Edward J. Johnsen / Vice-President
                    Morgan Stanley & Co. Incorporated



               MORGAN  STANLEY & CO. INCORPORATED


      BY:       /s/ Edward J. Johnsen
               ----------------------------------------------------------------
                    Edward J. Johnsen / Vice-President
                    Morgan Stanley & Co. Incorporated